SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    JUNE 26, 1998


                         ARCH COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        0-23232/1-14248                                31-1358569
    (Commission File Number)              (I.R.S. Employer Identification No.)


        1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MA       01581
        (Address of Principal Executive Offices)             (Zip Code)

                                 (508) 870-6700
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

ACE/USAM MERGER

        On June 29, 1998, Arch Communications Group, Inc. ("Parent") effected a number of restructuring transactions involving certain of its direct and indirect wholly-owned subsidiaries. Arch Communications Enterprises, Inc. ("ACE") was merged (the "Merger") into a subsidiary of USA Mobile Communications, Inc. II ("USAM") named Arch Paging, Inc. ("API"). In connection with the Merger, USAM changed its name to Arch Communications, Inc. ("ACI") and issued 100 shares of its common stock to Parent. Immediately prior to and in connection with the Merger: (i) USAM contributed its operating assets and liabilities to an existing subsidiary of USAM; (ii) The Westlink Company, which held ACE's 49.9% equity interest in Benbow PCS Ventures, Inc. ("Benbow"), distributed its Benbow assets and liabilities to a new subsidiary of ACE, The Westlink Company II; (iii) ACE contributed its operating assets and liabilities to an existing subsidiary of ACE; (iv) all of USAM's subsidiaries were merged into API; and (v) The Westlink Company II was merged into a new API subsidiary, Benbow Investments, Inc.

AMENDED CREDIT FACILITY

        Contemporaneously with the Merger, ACE's existing credit facility was amended and restated to establish senior secured revolving credit and term loan facilities with API, as borrower, and The Bank of New York (the "Bank"), Royal Bank of Canada and Toronto Dominion (Texas), Inc., as managing agents, in the aggregate amount of $400.0 million (collectively, the "Amended Credit Facility") consisting of (i) a $175.0 million reducing revolving credit facility (the "Tranche A Facility"), (ii) a $100.0 million 364-day revolving credit facility under which the principal amount outstanding on the 364th day following the closing will convert to a term loan (the "Tranche B Facility") and (iii) a $125.0 million term loan which was available in a single drawing on the closing date (the "Tranche C Facility").

        The Tranche A Facility will be subject to scheduled quarterly reductions commencing on September 30, 2000 and will mature on June 30, 2005. The term loan portion of the Tranche B Facility will be amortized in quarterly installments commencing September 30, 2000, with an ultimate maturity date of June 30, 2005. The Tranche C Facility will be amortized in annual installments commencing December 31, 1999, with an ultimate maturity date of June 30, 2006.

        API's obligations under the Amended Credit Facility are secured by its pledge of the capital stock of the former ACE operating subsidiaries. The Amended Credit Facility is guaranteed by Parent, ACI and the former ACE operating subsidiaries. Parent's guarantee is secured by a pledge of Parent's stock and notes in ACI, and the guarantees of the former ACE operating subsidiaries are secured by a security interest in those assets of such subsidiaries which were pledged under ACE's previous credit facility. Lenders representing 40% of the Amended Credit Facility have the right to require ACI and its subsidiaries to grant security interests in certain additional assets not currently pledged thereunder, subject to granting a ratable security interest to holders of ACI's $125.0 million principal amount of 9 1/2% Senior Notes due 2004 and ACI's $100.0 million principal amount of 14% Senior Notes due 2004.

        Borrowings under the Amended Credit Facility bear interest based on a reference rate equal to either the Bank's Alternate Base Rate or LIBOR rate, in each case plus a margin based on ACI's or API's ratio of total debt to annualized operating cash flow.

        The Amended Credit Facility requires payment of fees on the daily average amount available to be borrowed under the Tranche A Facility and the Tranche B Facility, which fees vary depending on ACI's or API's ratio of total debt to annualized operating cash flow.

        The Amended Credit Facility contains restrictions that limit, among other things: additional indebtedness and encumbrances on assets; cash dividends and other distributions; mergers and sales of assets; the repurchase or redemption of capital stock; investments; acquisitions that exceed certain dollar limitations without the lenders' prior approval; and prepayment of indebtedness other than indebtedness under the Amended Credit Facility. In addition, the Amended Credit Facility requires ACI and its subsidiaries to meet certain financial covenants, including covenants with respect to ratios of operating cash flow to fixed charges, operating cash flow to debt service, operating cash flow to interest service and total indebtedness to operating cash flow.

ISSUANCE AND SALE OF NOTES

        Contemporaneously with the Merger, ACI issued and sold $130.0 million principal amount of 12 3/4% Senior Notes due 2007 (the "Notes") to Bear, Stearns & Co., Inc., Barclays Capital Inc., RBC Dominion Securities Corporation, BNY Capital Markets, Inc. and TD Securities (USA) Inc. (the "Initial Purchasers") for net proceeds of $122.6 million (after deducting the discount to the Initial Purchasers and estimated offering expenses payable by ACI) in a private placement (the "Note Offering") under Rule 144A under the Securities Act of 1933. The Notes were sold at an initial price to investors of 98.049%. The proceeds of the Note Offering were applied as described below under "Use of Proceeds". The terms of the Notes are summarized below:

  MATURITY

        July 1, 2007.

  INTEREST

        The Notes bear interest at a rate of 12 3/4% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 1999.

RANKING

        The Notes are senior unsecured obligations of ACI and rank pari passu in right of payment with other existing and future senior indebtedness of ACI. ACI is an intermediate holding company of Parent with no material assets other than the stock of its subsidiaries. The Notes are structurally subordinated to all current or future liabilities of ACI's subsidiaries, including trade payables and indebtedness. At June 30, 1998, after giving effect to the Note Offering and application of the estimated net proceeds therefrom as described below under "Use of Proceeds", borrowings pursuant to the Amended Credit Facility and the
Equity Investment (as defined below) and the application of the proceeds therefrom, the Notes were structurally subordinated to approximately $343.2 million of liabilities of ACI's subsidiaries. In addition, Parent does not have any obligation to pay any amounts due with respect to the Notes or to make any funds available therefor. At June 30, 1998, Parent had approximately $364.0 million of liabilities (excluding liabilities of its subsidiaries and Parent's guarantees thereof).

  OPTIONAL REDEMPTION

        Except as set forth below, the Notes will not be redeemable at the option of ACI prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at the option of ACI, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest and Liquidated Damages (as defined below), if any, to the applicable redemption date. Notwithstanding the foregoing, at any time prior to July 1, 2001, ACI may redeem up to 35% of the Notes at a redemption price of 112 3/4% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an equity offering for cash by ACI or Parent; provided that at least $84.5 million aggregate principal amount of the Notes originally issued under the indenture pursuant to which the Notes were issued (the "Indenture") remain outstanding immediately after the occurrence of each such redemption; and provided further, that such redemption shall occur within 75 days following the date of the consummation of each such equity offering.

  CHANGE OF CONTROL

        Upon the occurrence of a Change of Control (as defined in the Indenture) at any time, ACI will be obligated to make an offer to repurchase each Holder's Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

  CERTAIN COVENANTS

        The Indenture contains certain covenants that, among other things, limit the ability of ACI to incur additional indebtedness, issue preferred stock, pay dividends or make other distributions, repurchase Capital Stock (as defined in the Indenture), repay subordinated indebtedness or make other Restricted Payments (as defined in the Indenture), create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell Capital Stock of ACI's

Restricted Subsidiaries (as defined in the Indenture) or enter into certain mergers and consolidations.

  USE OF PROCEEDS

        ACI used the net proceeds of the Note Offering, together with borrowings under the Amended Credit Facility and the Equity Investment, to repay a portion of the indebtedness under ACE's previous credit facility and all outstanding indebtedness under USAM's previous credit facility. Amounts not repaid under ACE's previous credit facility became outstanding under the Amended Credit Facility.

  EXCHANGE OFFER; REGISTRATION RIGHTS

        Pursuant to an Exchange and Registration Rights Agreement among ACI and the Initial Purchasers, ACI agreed to file a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Notes (the "Exchange Offer") for new notes of ACI (the "Exchange Notes"). The Exchange Notes will be issued under the Indenture as a separate series but with terms identical to the Notes. ACI is required to (i) file the Exchange Offer Registration Statement on or prior to July 29, 1998, (ii) use its best efforts to have the Exchange Offer Registration Statement declared effective prior to October 27, 1998 and (iii) commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. If (i) the Exchange Offer is not permitted by applicable law or (ii) any Holder of Transfer Restricted Securities (as defined in the Indenture) notifies ACI that (a) it is prohibited by law or Securities and Exchange Commission policy from participating in the Exchange Offer, (b) it may not resell an Exchange Note acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resale or (c) it is a broker-dealer and holds Notes acquired directly from ACI or an affiliate of ACI, ACI will be required to file a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the Holders thereof. If ACI fails to satisfy these registration obligations, it is required to pay liquidated damages ("Liquidated Damages") to each holder of Notes of up to 100 basis points per annum of the principal amount of Notes held by such holder. ACI expects to file the Exchange Offer Registration Statement on or prior to July 29, 1998.

EQUITY INVESTMENT

        On June 29, 1998, two partnerships managed by Sandler Capital Management Company, Inc., an investment management firm ("Sandler"), together with certain other private investors, made an equity investment in Parent of $25.0 million in the form of Series C Convertible Preferred Stock of Parent ("Series C Preferred Stock"). Simultaneously, Parent contributed to ACI as an equity investment (the "Equity Investment") $24.0 million of the net proceeds from the sale of Series C Preferred Stock, ACI contributed such amount to API as an equity investment and

API used such amount to repay indebtedness under ACE's existing credit facility as part of the establishment of the Amended Credit Facility.

        The Series C Preferred Stock: (i) is convertible into Common Stock of Parent at an initial conversion price of $5.50 per share, subject to certain adjustments; (ii) bears dividends at an annual rate of 8.0%, (A) payable quarterly in cash or, at Parent's option, through the issuance of shares of Parent's Common Stock valued at 95% of the then prevailing market price or (B) if not paid quarterly, accumulating and payable upon redemption or conversion of the Series C Preferred Stock or liquidation of Parent; (iii) permits the holders after seven years to require Parent, at Parent's option, to redeem the Series C Preferred Stock for cash or convert such shares into Parent's Common Stock valued at 95% of the then prevailing market price of Parent's Common Stock; (iv) is subject to redemption for cash or conversion into Parent's Common Stock at ACI's option in certain circumstances; (v) in the event of a "Change of Control" as defined in the Indenture governing Parent's 10 7/8% Senior Discount Notes due 2008 (the "Parent Discount Notes Indenture"), requires Parent, at its option, to redeem the Series C Preferred Stock for cash or convert such shares into Parent's Common Stock valued at 95% of the then prevailing market price of Parent's Common Stock, with such cash redemption or conversion being at a price equal to 105% of the sum of the original purchase price plus accumulated dividends; (vi) limits certain mergers or asset sales by Parent; (vii) so long as at least 50% of the Series C Preferred Stock remains outstanding, limits the incurrence of indebtedness and "restricted payments" in the same manner as contained in the Parent Discount Notes Indenture; and (viii) has certain voting and preemptive rights. The holders of the Series C Preferred Stock also received customary registration and information rights.

        So long as at least 50% of the Series C Preferred Stock remains outstanding, the holders of the Series C Preferred Stock have the right, voting as a separate class, to designate one member of the Boards of Directors of Parent and ACI, and such director has the right to be a member of any committee of such Boards of Directors. Upon the closing of the Series C Preferred Stock financing, John Kornreich, a Managing Director of Sandler, was elected a director of Parent and ACI pursuant to these arrangements.

        Immediately prior to the Series C Preferred Stock financing, partnerships managed by Sandler owned 4.1% of Parent's outstanding Common Stock. After giving effect to the issuance of the Series C Preferred Stock, the holders of the Series C Preferred Stock beneficially owned (including the Common Stock owned by partnerships managed by Sandler) 21.2% of Parent's Common Stock. The investors in the Series C Preferred Stock financing agreed to certain "standstill" provisions limiting their beneficial ownership in Parent to 24.99% (provided that the receipt of Parent's Common Stock in payment of dividends on the Series C Preferred Stock does not constitute a breach of this limitation).

TOWER SITE SALE

        In April 1998, Parent announced an agreement to sell certain of ACI's tower site assets (the "Tower Site Sale") for approximately $38 million in cash (subject to adjustment), of which $1.3 million will be paid to a subsidiary of

Benbow in payment for certain assets owned by such subsidiary and included in the Tower Site Sale. In the Tower Site Sale, ACI is selling communications towers, real estate, site management contracts and/or leasehold interests involving 134 sites in 22 states and leasing back space on the towers on which it currently operates communications equipment to service its own paging network. ACI will use its net proceeds from the Tower Site Sale (estimated to be $36 million) to repay indebtedness under the Amended Credit Facility. The agreement for the Tower Site Sale calls for an initial closing to be followed 60 days later by a final closing. ACI held the initial closing of the Tower Site Sale on June 26, 1998 with gross proceeds to ACI of approximately $12 million and currently expects to hold the final closing for the balance of the transaction in the third quarter of 1998, although no assurance can be given that the final closing will be held as expected.

DIVISIONAL REORGANIZATION

        In June 1998, Parent's Board of Directors approved a reorganization of Parent's operations (the "Divisional Reorganization"). As part of the Divisional Reorganization, which will be implemented over a period of 18 to 24 months, Parent plans to consolidate its seven operating divisions into four operating divisions, and consolidate certain regional administrative support functions, resulting in various operating efficiencies. ACI estimates that the Divisional Reorganization, once fully implemented, will result in annual cost savings of approximately $15 million (approximately $11.5 million for salary and employee benefits and $3.5 million for lease obligations). ACI expects to reinvest a portion of these cost savings to expand its sales activities. In connection with the Divisional Reorganization, Parent (i) anticipates a net reduction of approximately 10% of its workforce, (ii) plans to close certain office locations and redeploy other real estate assets and (iii) expects to record a restructuring charge of approximately $15 million to $25 million for the second quarter of 1998. The restructuring charge is expected to consist of approximately (i) $8 million for employee severance and benefits, (ii) $4 million to $9 million for lease obligations and terminations, (iii) $1.5 million to $5 million for the writedown of fixed assets and (iv) $1.5 million to $3 million for other items.

PAGE CALL ACQUISITION

        Prior to June 29, 1998, Benbow held exclusive rights to a 50 KHz outbound/12.5 KHz inbound narrowband personal communications services ("N- PCS") license in each of the Central and Western regions of the United States, and Page Call, Inc. ("Page Call") owned exclusive rights to a 50 KHz outbound/12.5 KHz inbound N-PCS license in each of the Northeast, South and Midwest regions of the United States, utilizing the same radio frequency as Benbow's existing N-PCS licenses. On June 29, 1998, Benbow acquired Page Call's outstanding stock. As a result of the Page Call acquisition, Benbow holds (directly or through Page
Call) licenses covering all five regions of the United States. Benbow needs to construct its N-PCS system (or make other arrangements) before it can offer N-PCS services.

        Benbow acquired Page Call's outstanding stock by issuing to Page Call's former stockholders preferred stock and a promissory note in the aggregate face amount of $17.2 million with a 12% annual return. Upon the closing, Benbow entered into a five-year consulting agreement with one of Page Call's stockholders requiring consulting payments in the aggregate amount of $911,000. Benbow's preferred stock and promissory note are exchangeable for Common Stock of Parent (i) at any time at the option of the holders thereof, at an exchange price equal to the higher of (A) $13.00 per share or (B) the market price of Parent's Common Stock, (ii) mandatorily on April 8, 2000, at the then prevailing market price of Parent's Common Stock, or (iii) automatically at an exchange price of $13.00 per share, if the market price of Parent's Common Stock equals or exceeds $13.00 for 20 consecutive trading days. Parent is permitted to require Benbow to redeem its preferred stock and promissory note at any time for cash. Parent entered into guarantees (payable in Parent's Common Stock or cash, at Parent's election) of all obligations of Benbow under the Benbow preferred stock, promissory note and consulting agreement described above. Benbow's redemption of its preferred stock and promissory note for cash, or Parent's payment of cash pursuant to its guarantees of Benbow's preferred stock and promissory note, would be subject to the availability of capital and any restrictions contained in applicable debt instruments and under applicable law (which currently would not permit any such cash redemptions or payments). If Parent issues Common Stock or pays cash pursuant to its guarantees, Parent will receive from Benbow a promissory note and non-voting, non-convertible preferred stock of Benbow with an annual yield of 14.5% payable upon an acquisition of Benbow or earlier to the extent that available cash and applicable law permit. Page Call's stockholders received customary registration rights with respect to any shares of Parent's Common Stock issued in exchange for Benbow's preferred stock and promissory note or pursuant to Parent's guarantees thereof.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July   22 , 1998            ARCH COMMUNICATIONS GROUP, INC.


                                   /S/ J. ROY POTTLE

                                   By:   J. Roy Pottle

                                   Title: Executive Vice President and
                                          Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION

4.1 Indenture, dated June 29, 1998, between Arch Communications, Inc. and U.S. Bank Trust National Association, as Trustee, relating to the 12 3/4% Senior Notes due 2007 of Arch Communications, Inc. 4.2 Certificate of Designations establishing the Series C Convertible Preferred Stock.

4.3 Amendment No. 1 to Rights Agreement, dated June 29, 1998, between Arch Communications Group, Inc. and The Bank of New York.

99.1 Second Amended and Restated Credit Agreement (Tranche A and Tranche C Facilities), dated June 29, 1998, among Arch Paging, Inc., the Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto Dominion (Texas), Inc.

99.2 Second Amended and Restated Credit Agreement (Tranche B Facility), dated June 29, 1998, among Arch Paging, Inc., the Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto Dominion (Texas), Inc.

99.3 Asset Purchase and Sale Agreement, dated April 10, 1998, among OmniAmerica, Inc. and certain subsidiaries of Arch Communications Group, Inc.

99.4! Letter agreement, dated June 10, 1998, between Arch Communications Group, Inc. and Motorola, Inc.

99.5 Stock Purchase Agreement, dated June 29, 1998, among Arch Communications Group, Inc., Sandler Capital Partners IV, L.P., Sandler Capital Partners IV FTE, L.P., Harvey Sandler, John Kornreich, Michael
          J. Marocco, Andrew Sandler, South Fork Partners, the Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited.

99.6 Registration Rights Agreement, dated June 29, 1998, among Arch Communications Group, Inc., Sandler Capital Partners IV, L.P., Sandler Capital Partners IV FTE, L.P., Harvey Sandler, John Kornreich, Michael
          J. Marocco, Andrew Sandler, South Fork Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited.

99.7      Exchange   Agreement,   dated   June  29,   1998,   between   Adelphia
          Communications Corporation and Benbow PCS Ventures, Inc.

99.8 Promissory Note, dated June 29, 1998, in the principal amount of $285,015, issued by Benbow PCS Ventures, Inc. to Lisa-Gaye Shearing.

99.9 Guaranty, dated June 29, 1998, given by Arch Communications Group, Inc. to Adelphia Communications Corporation.

99.10 Guaranty, dated June 29, 1998, given by Arch Communications Group, Inc. to Lisa-Gaye Shearing.

99.11 Registration Rights Agreement, dated June 29, 1998, among Arch Communications Group, Inc., Adelphia Communications Corporation and Lisa-Gaye Shearing.

99.12 Press Release, dated June 8, 1998, entitled "Arch Announces Plan to Strengthen Capital Structure, Increase Financial Flexibility for Future Growth".

99.13 Press Release, dated June 25, 1998, entitled "Arch Prices Rule 144A Offering".

99.14     Press  Release,   dated  June  30,  1998,   entitled  "Arch  Completes
          Restructuring  Plan:  Closes  New  Credit  Facility,   Private  Equity
          Placement, Senior Note Offering".



! Confidential treatment requested with respect to portions of this exhibit